UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2014

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 17, 2014, in connection with a previously announced private offering, TetraLogic Pharmaceuticals Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Nomura Securities International, Inc. as representative for the initial purchasers named therein (the “Initial Purchasers”) relating to the sale by the Company of $47,000,000 in aggregate principal amount of its 8% convertible senior notes due 2019 (the “Notes”) in a private placement to “qualified institutional buyers” in the United States as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions.  Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.  The offering of the Notes was completed on June 23, 2014, in accordance with the terms of the Purchase Agreement.

The sale of the Notes generated net proceeds of approximately $44 million after deducting the Initial Purchasers’ discount and commission and the estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to finance clinical and preclinical development activities for its product candidates, potential future in-licensing and for working capital and general corporate purposes, which may include payment of interest and acquisitions.

The Notes were issued pursuant to an Indenture, dated June 23, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will mature on June 15, 2019, unless earlier converted or repurchased. The Company will pay interest on the Notes at an annual rate of 8% payable in cash semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2014.

Prior to the close of business on the business day immediately preceding February 15, 2019, holders may convert all or a portion of their Notes only under the following circumstances: (1) during any fiscal quarter commencing after December 31, 2014 if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 100% of the applicable conversion price on such trading day; (2) during the five consecutive business day period immediately following any ten consecutive trading day period (the “measurement period”) in which, for each trading day of that measurement period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock on such trading day and the applicable conversion rate on such trading day, or (3) upon the occurrence of specified corporate transactions.  On and after February 15, 2019 until the close of business on the business day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances.

The conversion rate for the Notes will initially equal 148.3019 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $6.74 per share of common stock).  The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest.  In addition, upon the occurrence of a make-whole fundamental change, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change, except that the conversion rate shall not exceed 163.1321 shares per $1,000 principal amount of Notes.

Upon conversion of a Note, the Company will deliver for each $1,000 principal amount of converted Notes a number of shares of its common stock equal to the conversion rate together with cash in lieu of any fractional share.  However, if the Company receives stockholder approval under the rules of the NASDAQ Global Market, it will settle conversions of Notes through payment or delivery, as the case may be, of cash, shares of its common stock or a combination thereof, at the Company’s election.

On or after December 31, 2014, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending within five trading days prior to a conversion date the last reported sale price of the Company’s common stock exceeds the applicable conversion price on each such trading day, the Company will, in addition to the other consideration payable or deliverable in connection with such conversion, make an interest make-whole payment to the converting holder through the earlier of (i) the date that is three years after the conversion date and (ii) the maturity date if the notes had not been so converted, using a discount rate equal to 2%.  The Company will satisfy this payment obligation in shares of its common stock without any cash payment in lieu of fractional shares except that if it obtains stockholder approval under the rules of the NASDAQ Global Market, it may elect to make this payment either in cash or in shares of its common stock. Until the Company receives stockholder approval under the rules of the NASDAQ Global

Market, the number of shares it may deliver in connection with a conversion of Notes may not exceed 163.1321 shares per $1,000 principal amount of Notes, subject to adjustments.  Notwithstanding the foregoing, the Company will not make this interest make-whole payment to a holder who converts its Notes in connection with a make-whole fundamental change described above.

The Company may not redeem the Notes prior to the maturity date.  No sinking fund is provided for the Notes.

Upon the occurrence of a fundamental change, holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s general unsecured and unsubordinated obligations and will rank senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s existing and future indebtedness and other liabilities that are not so subordinated; be effectively subordinated to any of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness; and rank structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries.

The Indenture also contains certain covenants limiting the Company’s ability to incur indebtedness senior to the Notes and the ability of the Company’s subsidiaries to incur any indebtedness, as well as covenants limiting the Company and its subsidiaries’ ability to incur liens, in each case, subject to certain exceptions.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of the 8% Convertible Notes due 2019, filed as Exhibit 4.1 and Exhibit 4.2, respectively hereto and incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q.

Neither the Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes and underlying common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 9.01(d). Financial Statements and Exhibits.

4.1                               Indenture, dated as of June 23, 2014, between TetraLogic Pharmaceuticals Corporation and U.S. Bank National Association, as Trustee.

4.2                               Form of 8% Convertible Senior Notes due 2019.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman

Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of June 23, 2014, between TetraLogic Pharmaceuticals Corporation and U.S. Bank National Association, as Trustee.
4.2	Form of 8% Convertible Senior Notes due 2019.

4